UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 2nd, 2006

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HIGH END VENTURES, INC.

(Name of Small Business issuer in its charter)

                   COLORAD0                                 333-133916               20-343739 1

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)                                                 Identification No.)

400-7015 MacLeod Trail, South
Calgary, Alberta
Canada T2H 2K6

 (Address of principal executive offices)

(403) 461-7283

(Registrant’s telephone number)

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 Item 8 01. Other Events

On  September 2, 2006 the Board of Directors of the registrant passed unanimously a resolution authorizing a forward split of the issued and outstanding shares on a five to one (5 - 1) basis bringing the total common shares issued and outstanding to 15,850,000.

In another resolution passed at the same meeting, Mr. Nadir Walji was appointed to the Board of Directors to serve until the next annual meeting of the Registrant and was elected by the Board to serve as Secretary Treasurer and Chief Accounting Officer.

A copy of the minutes of the meeting is including in this document as Exhibit 99.1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1

Board Minutes – September 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 2, 2006

HIGH END VENTURES, INC.

/s/ Thomas Forzani

    Thomas Forzani, President

/s/ Nadir Walji

     Nadir Walji, Secretary/Treasurer